Because the electronic format for filing Form N-SAR does not provide "adequate space for responding to Items 72DD, 73, 74U and 74V correctly," the correct answers are as follows...

	 A 	 C 	 H
72. DD)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	58	43	209





72. EE)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	n/a	n/a	n/a





73.  A)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	$0.1075	$0.1075	$0.1075





73.  B)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	n/a	n/a	n/a





74. U)
1.	23724	8591	54783
2.	442	152	2,951
3.	1216	1181	3370
4.	522	6186	1953





74. V)
1.	$26.81	$26.24	$26.81
2.	$24.07	$23.97	$24.06
3.	$20.57	$19.90	$20.58
4.	$16.39	$15.80	$16.39